                         HAWAIIAN NATURAL WATER COMPANY, INC.

                                STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made and entered into as of September 17, 1997 by and between Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), and David K. Laeha, an individual resident of the State of Hawaii ("Optionee"), with respect to the following:

     WHEREAS, Optionee is concurrently employed as the Chief Financial Officer of the Company; and

     WHEREAS, in connection with such employment, the Company has agreed to grant to Optionee the option provided for herein, and the Company and Optionee have agreed to enter into this Agreement with respect thereto;

     NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the parties hereto agree as follows:

          1. GRANT OF OPTION. The Company hereby grants to Optionee the right and option (the "Option"), but not the obligation, to purchase a total of Seventy-Five Thousand (75,000) shares of Common Stock, no par value, of the Company, subject to adjustment as provided herein (the "Shares"), on the terms and conditions set forth herein. The Option is intended to be a nonstatutory option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          2. VESTING. The Option shall vest over a three year period as follows: the Option shall vest as to Twenty-Five Thousand (25,000) Shares on the first anniversary of the date hereof and as to an additional Twenty-Five Thousand (25,000) Shares on each of the second and third anniversaries of the date hereof, provided in each case that Optionee's employment with the Company has not been terminated for any reason prior to such anniversary date; provided, however, that the Option shall vest as to all then unvested Shares immediately upon any Termination (as hereinafter defined) by the Company or any successor of Optionee's employment, other than "For Cause" (as hereinafter defined), following a Change in Control of the Company (as hereinafter defined). Subject to the foregoing, any portion of the Option which is then unvested as of the date of any termination of Optionee's employment shall thereupon become null and void and of no further force or effect.

     As used herein:

     (i) "Termination" means (A) any termination of Optionee's employment with the Company or any successor, or (B) any substantial diminution in Optionee's duties and responsibilities or compensation, unless such diminution is consented to in writing by Optionee;

     (ii) "For Cause" means (A) the conviction of Optionee of (or plea of nolo contendere to) a felony or any crime involving moral turpitude, (B) any embezzlement or intentional misappropriation by Optionee of any assets of the Company (which for this purpose shall not include the incurrence of any business expense by Optionee in good faith in the performance of his duties hereunder), or (C) gross negligence by Optionee in the performance of his duties hereunder, but does not mean the Company's disagreement with any lawful action undertaken by Optionee in the good faith exercise of his business judgment, subject to the reasonable directives of the Board of Directors (the "Board"); and

     (iii) "Change in Control" means (A) any merger or consolidation of the Company with or into, or the sale, lease or exchange of all or substantially all of the assets of the Company to, any other person if, (x) as a result of any such merger or consolidation, the holders of the outstanding stock of the Company generally entitled to vote in the election of directors ("Voting Power) immediately prior thereto own less than a majority of the Voting Power of the survivor thereof or its parent, or (y) as a result of any such sale, lease or exchange of assets, the Company owns less than a majority of the Voting Power of such other person; OR (B) any election of new directors as a result of which a majority of the Board consists of members who were not nominated as candidates by a majority of the directors in office immediately prior to such election.

          3. EXERCISE PRICE. The exercise price of the Option (the "Exercise Price") shall be $4.00 per Share, subject to adjustment as provided herein.

          4. EXERCISE PERIOD. The Option granted hereby shall be exercisable to the extent vested for a period of five years, commencing on the date hereof and continuing until the fifth anniversary of the date hereof (the "Exercise Period").

          5. MANNER OF EXERCISE. The option granted hereby may be exercised in lots of 100 Shares or multiples thereof during the Exercise Period as provided above, by written notice delivered to the board. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the purchase price in full (i) in cash, (ii) by the surrender of other shares of Common Stock


                                          2.

held by Optionee, which shall be valued at the fair market value thereof as determined by the Board, or (iii) in the discretion of the Board, with full recourse notes payable to the Company. As soon as practicable after any such exercise of the Option, the Company shall issue and register in the name of and deliver to Optionee a certificate or certificates for the Shares issuable upon such exercise.

          6. ADJUSTMENT PROVISIONS. If, at any time or from time to time during the Exercise Period, any of the following events shall occur, the Exercise Price and the number of and kind of Shares then subject to the Option shall in each instance be adjusted as follows:

               a.   STOCK DIVIDENDS, SPLIT-UPS
                    AND COMBINATIONS

          If a change is effected in the number of outstanding shares of Common Stock by a stock dividend in Common Stock or by a subdivision or combination of such shares, the Exercise Price shall be proportionately reduced or increased, as the case may be, so that it will bear the same ratio to the Exercise Price in effect immediately before such change as the number of shares outstanding immediately before such change bears to the number outstanding immediately thereafter.

          Upon any adjustment of the Exercise Price as provided above, the number of Shares subject to the Option shall be increased or decreased, as appropriate, so that it will bear the same ratio to the number of shares subject to the Option immediately before such change as the number of shares outstanding immediately after such change bears to the number of outstanding immediately prior thereto.

               b.   OTHER CHANGES IN CAPITAL STRUCTURE

          In the case of any reclassification or other change in the outstanding Common Stock not covered by the foregoing provisions, other than a change in par value, or from par value to no par value, or from no par value to par value, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Company), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Optionee shall have the right, upon exercise of Option, to receive solely a like amount and kind of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as Optionee would have been entitled to receive if the option, to the extent not previously exercised, had been


                                          3.

exercised in full (without regard to the vesting provisions set forth in Section 2 hereof) immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

               c.   NOTICE OF ADJUSTMENT

          Upon any adjustment of the Exercise Price and change in the number of Shares or other securities purchasable hereunder, the Company shall give written notice thereof to Optionee, stating the new price and the increased or decreased number of Shares or other securities purchasable upon exercise of the Option and setting forth in reasonable detail the method of calculation and the pertinent facts upon which such calculation is based.

          7. NON-TRANSFERABILITY OF OPTION. The Option may be exercised during the lifetime of Optionee only by Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. In the event of death of Optionee, the person or persons entitled to exercise the Option under Optionee's will or under the laws of descent and distribution shall have the same right that Optionee would have had to exercise any previously unexercised vested portion of the Option as of the date of Optionee's death, provided that the Company has been supplied with documentation satisfactory to it with respect to the appointment of such person or persons as such. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of Optionee.

          8. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that he has been informed that the shares subject to the Option, if and when issued, will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Optionee acknowledges that he has been informed that the Company is granting the Option in reliance upon exemptions contained in the Securities Act and the General Rules and Regulations under the Securities Act as promulgated and from time to time amended by the Securities and Exchange Commission on the grounds that, subject to Section 10 hereof, the grant of the Option and the issuance and sale of the Shares subject to the Option when exercised are transactions not involving any public offering and that, consequently, such transactions are exempt from registration under the Securities Act by virtue of the provisions of section 4(2) thereof. Optionee acknowledges that reliance upon this exemption is predicated in part upon his representation that he has no intention of dividing his participation for any interest in the Option and the Shares subject to the Option with others or otherwise distributing all or any part thereof but that any Shares acquired by him upon exercise of the option will be acquired for investment only. In addition, Employee specifically


                                          4.

authorizes the Company to place an appropriate legend an the Shares in the form set forth in Section 10 hereof.

          9. REPRESENTATION OF THE COMPANY. The Company represents and warrants that the Shares issuable upon any exercise of the Option, when purchased and paid for as herein provided, will be validly issued, fully paid and non-assessable.

          10. LEGEND. The certificates representing the Shares issued upon any exercise of the Option granted hereby shall bear the following legend:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS.

          11. NO EMPLOYMENT CONTRACT. Nothing in this Agreement shall confer upon the Optionee any right to continue to be an employee of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee, at any time, subject to the provisions of applicable law. This Agreement is not an employment contract.

          12. INCOME TAX WITHHOLDING. Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of the Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of the Option, Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

          13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.


                                          5.

     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as OF THE DATE FIRST above written.

                                        HAWAIIAN NATURAL WATER COMPANY, INC.
                                        (the "Company")

                                        By:
                                           -------------------------------------
                                           Marcus Bender, President



                                           -------------------------------------
                                           David K. Laeha ("Optionee")


                                          6.